UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): May 23, 2026

DIGITALBRIDGE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	44-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Park of Commerce Drive, Suite 210

Boca Raton, Florida 33487

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (561) 570-4644

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, 0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, 0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, 0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2026 (the “Signing Date”), DigitalBridge Group, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “ArcLight Agreement”) with DigitalBridge Operating Company, LLC, a Delaware limited liability company (“Company OP”), DB Marley Sub, LLC, a Delaware limited liability company (“Merger Sub”), ArcLight Capital Holdings, LLC, a Delaware limited liability company (“ArcLight”), ACHP II, L.P., a Delaware limited partnership, in its capacity as managing member of ArcLight (“ACHP II”), and Daniel R. Revers, in his capacity as the representative of the Company Owners (as defined in the ArcLight Agreement) (the “Seller Representative”).

Subject to the terms and conditions in the ArcLight Agreement, the Company has agreed to acquire ArcLight for an aggregate purchase price of $650 million, subject to a customary post-closing purchase price adjustment (the “ArcLight Transaction”). In addition, the ArcLight Agreement provides for cash earn-out payments based on ArcLight’s fee-related earnings for each of the calendar years ending December 31, 2027, December 31, 2028 and December 31, 2029, subject to the terms and conditions set forth in the ArcLight Agreement.

The consummation of the ArcLight Transaction is subject to the prior completion of the acquisition of the Company (the “SoftBank Transaction”) pursuant to that certain Agreement and Plan of Merger, dated as of December 29, 2025, by and among the Company, Company OP, Duncan Holdco LLC, a Delaware limited liability company, Duncan Sub I Inc., a Maryland corporation, and Duncan Sub II LLC, a Delaware limited liability company (the “SoftBank Merger Agreement”). The consummation of the ArcLight Transaction is subject to certain additional closing conditions, including among other things, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Committee on Foreign Investment in the United States, the Federal Energy Regulatory Commission and the Federal Communications Commission.

Each party has agreed to use its efforts (subject to the applicable standards set forth in the ArcLight Agreement) to file and obtain all governmental and regulatory consents and approvals in order to consummate the ArcLight Transaction, but in no event will the Company or any of its affiliates be required, among other things, to take any action that would reasonably be expected to hinder, delay, obstruct, enjoin, restrict, restrain or otherwise prevent the consummation of the SoftBank Transaction (other than in de minimis respects) or that is not conditioned upon the consummation of the ArcLight Transaction.

The ArcLight Agreement contains customary termination rights for the Company and ArcLight, including, among others: (a) the right of either party to terminate if the ArcLight Transaction has not been consummated on or before the later of (i) the date that is six months after the SoftBank Transaction has been consummated and (ii) March 31, 2027, subject to extension in certain circumstances; (b) the right of either party to terminate if the SoftBank Merger Agreement is validly terminated in accordance with its terms; (c) the right of ArcLight to terminate if the SoftBank Transaction is not consummated on or before March 31, 2027 and (d) the right of ArcLight to terminate if the ArcLight Transaction has not been consummated on or before March 31, 2027 (subject to extension in certain circumstances) and, at such time all other conditions to closing are satisfied (or capable of being satisfied), including the consummation of the SoftBank Transaction, except for the receipt of certain regulatory approvals related to the ArcLight Transaction.

The ArcLight Agreement contains representations and warranties, and covenants, of the parties customary for a transaction of this nature, including regarding the conduct of ArcLight prior to the closing of the ArcLight Transaction. The foregoing description of the ArcLight Agreement does not purport to be complete and is qualified in its entirety by reference to the ArcLight Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The ArcLight Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, ArcLight or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the ArcLight Agreement were made only for the purposes of the ArcLight Agreement and as of specific dates, were solely for the benefit of the parties to the ArcLight Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the ArcLight Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the ArcLight Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the ArcLight Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Debt Financing

The Company intends to fund the cash consideration for the ArcLight Transaction through a combination of cash from its balance sheet and debt financing. In connection with the ArcLight Transaction, on May 23, 2026, Merger Sub entered into a commitment letter with Barclays Bank PLC (“Barclays”), pursuant to which Barclays has committed to provide the entire principal amount of a senior secured bridge loan facility in an aggregate principal amount of up to $500 million upon closing of the Arclight Transaction (and following the SoftBank Transaction), subject to customary conditions.

Item 7.01	Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the execution of the ArcLight Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the statements contained in this current report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this current report reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) uncertainties as to the timing of the ArcLight Transaction and the SoftBank Transaction; (ii) the risk that the ArcLight Transaction and/or the SoftBank Transaction may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the ArcLight Transaction and/or the SoftBank Transaction; (iv) the possibility that any or all of the various conditions to the consummation of the ArcLight Transaction and/or SoftBank Transaction may not be satisfied, in a timely manner or at all, or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the ArcLight Agreement and/or the SoftBank Merger Agreement, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the ArcLight Transaction and/or the SoftBank Transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) costs relating to the ArcLight Transaction and the SoftBank Transaction (including in respect of the financing of the ArcLight Transaction) may be greater than expected; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that litigation in connection with the ArcLight Transaction, the SoftBank Transaction or the outcome of any other legal proceedings that may be instituted against the Company, ArcLight, SoftBank and/or others relating to the ArcLight Transaction and/or the SoftBank Transaction may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the SoftBank Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) risks that the benefits of the ArcLight Transaction and/or the SoftBank Transaction are not realized when and as expected; (xii) the risk that the Company’s, SoftBank’s and/or ArcLight’s businesses will be adversely impacted during the pendency of the acquisitions; (xiii) legislative, regulatory and economic developments; and (xiv) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and (B) the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov and on the Company’s website. These forward-looking statements speak only as of the date of this current report. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this current report or to reflect actual outcomes, except as otherwise required by law.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in Part I, Item 1A. “Risk Factors” and in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Readers of this current report should also read our other periodic filings made with the SEC and other publicly filed documents for further discussion regarding such factors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of May 23, 2026, by and among the Company, Company OP, Merger Sub, ArcLight, ACHP II, and the Seller Representative
99.1	Press Release, dated May 27, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2026

DIGITALBRIDGE GROUP, INC.

By:	/s/ Thomas Mayrhofer
Name:	Thomas Mayrhofer
Title:	Executive Vice President, Chief Financial Officer and Treasurer